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                     ACKNOWLEDGEMENT, AGREEMENT AND RELEASE

     THIS ACKNOWLEDGEMENT, AGREEMENT AND RELEASE dated this _______ day of March, 1996, by and between GROUP LONG DISTANCE, INC. (the "Buyer") and TOUCHTONE NETWORK, INC. (the "Seller")

                                WITNESSETH THAT:

     WHEREAS, the Buyer and the Seller entered into an agreement dated October 11, 1995, (the "First Agreement") pursuant to which the Seller sold to the Buyer its customer base consisting of certain long distance telephone accounts (the "Accounts") and

     WHEREAS, the Buyer is a certified long distance company, is experienced in purchasing customer bases similar to the one purchased from the Seller, has done its "due diligence" investigations in every regard with respect to the customer base purchased from the Seller, has received all documentation requested by Buyer from the Seller; and

     WHEREAS, the total price is Five Hundred Forty-Five thousand ($545,000.00) Dollars allocated as follows: $415,000.00 for customer base; $25,000.00 in commissions; and $105,000.00 in expenses; and

     WHEREAS, the Buyer and the Seller entered into an Addendum to the First Agreement dated November 21, 1995 by the Seller and November 22, 1995 by the Buyer (the "Amendment") pursuant to which the Buyer agreed to an amended payment schedule; and

     WHEREAS, each of the parties have now fully discharged their obligations and duties to each other pursuant to the First Agreement and the Amendment; and


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     WHEREAS, certain disagreements have arisen regarding Buyer's performance of its obligations which actions have caused damages to Seller; and

     WHEREAS, the Buyer and the Seller have agreed to settle, relinquish and resolve all outstanding issues between them as hereinafter set forth;

     NOW, THEREFORE, the parties agree as follows:

     1. Recitals. The above recitals are true and correct and are incorporated herein by reference, upon the performance of the following obligations by the parties:

     a) Seller shall, within 24 hours of execution of this agreement, deliver to Buyer all contracts data and software controlling all Accounts and deliver to Buyer all legal right to the customer base identified in the prior agreements and identified herein as Accounts.


     b) Concurrent with Seller's delivery to the Buyer of the Accounts and related contracts, data and software, Buyer releases to Seller the total price identified in the Recitals above.(1)

     2. Past Due Accounts. The Buyer agrees to pay to the Seller all amounts from collection from the Accounts for the period prior to November 1, 1995. Any monies owed for usage prior to November 1, 1995 belong to Seller. The Seller shall be entitled to the first amounts collected by the Buyer from such Accounts and pay to the Seller immediately after collection thereof by the buyer. The Buyer shall not enter into settlement or credit agreements with any Accounts for monies due prior to November 1, 1995, without the prior written consent of the Seller. The Buyer agrees to give periodic accountings, not less than once every week, to the Seller indicating the amounts of any such collections. Each such accountings shall be certified as true and correct by the Chief Financial Officer of the Buyer.

     3. Seller's Obligations Fulfilled. The Seller hereby warrants that with the exception of providing more specific information accurately derived from the Centillion Data Systems green bar reports at Buyer's request, the Seller has not in any

------------
(1) Upon the performance of the following obligations by the parties:
    a) Seller shall, within 24 hours of execution of this agreement, deliver to Buyer all contracts data and software controlling all Accounts and deliver to Buyer all legal right to the customer base identified in the prior agreements and identified herein as Accounts.
    b) Concurrent with Seller's delivery to Buyer of the Accounts and related contracts, data and software, Buyer releases to Seller the total price identified in the Recitals above.

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manner changed or amended any information regarding total dollars and minutes billed provided to either Seller or Buyer from Centillion Data Systems. Buyer hereby acknowledges the Seller does not in any manner warrant the accuracy of the information or work created by Centillion Data Systems and Seller in no way will be liable for any inaccurate information provided to the [ILLEGIBLE] by Centillion Data Systems, which company is an independent entity which in no way is a party to this agreement. Provided the Seller is in compliance with the above specified warranties, the Buyer hereby acknowledges that each and every breach by the Seller, if any, of the First Agreement and the Amendment is hereby irreversibly waived. Buyer hereby releases Seller from any and all claims arising prior to this Acknowledgment. Seller warrants that the balances due from customers are correct. Based upon the above, the Buyer hereby acknowledges that each and every representation of the Seller contained in the First Agreement and the Amendment as well as all documents produced by Seller [ILLEGIBLE] Buyer have been true and correct. The Buyer further warrants that the Seller is not and has not been in default of any of its obligations or representations or warranties and that each and every such breach, if any, is hereby irrevocably waived.(2)


     4. Buyer's Obligations Fulfilled. Seller hereby acknowledges that Buyer has fulfilled each and every obligation contained in the First Agreement and the Amendment and has paid its obligations in full. Except for the obligations set forth herein, Seller releases Buyer from any and all claims.

-------------
(2) Except for the obligations set forth herein, Buyer releases Seller from any and all claims.

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     5. Mutual Releases. Buyer and Seller hereby acknowledge, release and waive any discrepancy or errors in the collection and distribution of accounts relating to payment of the purchase price set forth above and agree to hold each other harmless from underpayment or overpayment. Seller hereby notifies Buyer that if accounting errors were made in accounting for payments received from customers, Seller will stand responsible for the accuracy of each customer bill and should a customer receive an inaccurate bill due to Seller's accounting error, Seller agrees to be responsible for such errors and make Buyer whole to the extend such a bill is reduced or has been previously paid. Other than as set forth herein, Buyer and Seller each generally mutually release the other from any and all manner of claims, causes of action or other liability with respect to the sale of Seller's customer base and Buyer's payment. Buyer and Seller agree that neither owes the other any money or accounting.

     6. Billing and Billing Systems. The billing for the Accounts to be sent out approximately March 25, 1996, will be done by the Seller using Centillion Data Systems as its billing company. The Buyer will pay all Centillion Data Systems charges for February usage (March billing) in connection with such billing for the Accounts and the Buyer will also pay State Tax Resource Group its fee each month beginning with the February usage (March billing) to continue to do the tax calculations for their customers. The Buyer may at any time choose to cease using Centillion Data Systems or State Tax Resource Group, but until such time, it will pay all


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costs associated with the billing and collection and remittance of taxes, as well as the tax payments themselves. Buyer hereby acknowledges this undertaking and hereby indemnifies Seller from any liability in connection with any obligation to Centillion Data systems or State Tax Resource Group arising subsequent to the November, 1995 usage. Buyer shall also obtain acknowledgments from Centillion Data Systems and State Tax Resource Group releasing Seller from any liability for costs and/or fees beginning with the February usage (March billing).

     7. LDDS/WorldCom. Nothing in this Agreement shall be construed or deemed to release any claims that the Buyer may have against LDDS/WorldComm.

     8. Miscellaneous


     (a) Time is of the Essence. Time is of the essence to all terms of this Agreement.

     (b) Counterparts. This agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     (c) Attorneys' Fees and Costs. If any legal action or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover reasonable attorneys' fees and other costs incurred in that action or proceeding, including those related to appeals, in


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addition to any other relief to which it or they may be entitled.

     (d) Notices. All notices, demands or requests made pursuant to, under or by virtue of this Agreement must be transmitted by facsimile transmission, or Federal Express, as follows:

     To Seller:        Group Long Distance, Inc.
                       1451 W. Cypress Creek Road, Suite 200
                       Fort Lauderdale, FL  33309
                       Fax #(954) 771-9910

     To Buyer:         Touchtone Network, Inc.
                       3550 Biscayne Boulevard, Penthouse
                       Miami, FL 33137
                       Fax #(305) 576-6170)

or to such other address as may be hereafter designated by written notice. Notice shall be deemed to be completed at the time it is delivered by hand or by facsimile transmission as shown above.

     (e) Entire Agreement. This Agreement contains all of the terms agreed upon between the parties with respect to the subject matter hereof, and all prior agreements between the parties are deemed to be null and void. Specifically and without limitation, all representations and warranties made or allegedly made by the Buyer to Seller, whether oral or written, including without limitation any in the First Agreement and the Amendment, are hereby deemed fulfilled and hereby terminated and of no further force or effect.

     (f) Amendments. The Agreement may not be changed, modified or terminated, except by an instrument executed by the parties hereto who are or will be affected by the terms of such instruments.

     (g) Waiver. No waiver by any party or any failure or refusal to comply with obligations of any other party shall be deemed a



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waiver of any other or subsequent failure or refusal to so comply.

     (h) Successors and Assigns. The provisions of this Agreement shall inure to the benefit of, and shall bind, the heirs, executors, administrators, successors and assigns of the respective parties.

     (i) Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable, the remainder of this Agreement, or the application of such term or provision to persons or circumstances other than those as to which [ILLEGIBLE] invalid or unenforceable, shall not be affected thereby, and each term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     (j) Section Headings. The headings of the various sections of this Agreement have been inserted only for the purpose of convenience, and are not part of this Agreement and shall not be deemed in any manner to modify, expand or restrict any of the provisions of this Agreement.

     (k) Governing Law. This agreement shall be construed and enforced in accordance with the laws of the State of Florida, and this Agreement shall not be construed more strictly against one party than against the other, merely by virtue of the fact that it may have been prepared by counsel for one of the parties, it being recognized that all of the parties have contributed substantially and materially to the preparation of this Agreement.

     (l) Venue. The exclusive venue for any litigation in


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connection with this Agreement shall be in Dade County, Florida.

     (m) Plural, Singular. Where appropriate, the use of the singular herein shall include and be deemed to be the plural and the use of the plural herein shall include and be deemed to be the singular.

     IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as to the day and year set forth above.

                                              "BUYER"

                                      GROUP LONG DISTANCE, INC.

/s/ [ILLEGIBLE]                       BY: /s/ Gerald M. Dunne, Jr.
--------------------------            ----------------------------
Witness


--------------------------

Witness

                                              "SELLER"

                                      TOUCHTONE NETWORK, INC.

/s/ Moshe Stein                       BY: /s/ Kenneth Grossman
-----------------------               ----------------------------
Witness                               PRESIDENT

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Witness
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